AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1999
                                                      REGISTRATION NO. 333-89117

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM S-3/A
                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      -------------------------------------

                                 INTERLEAF, INC.
             (Exact name of Registrant as Specified in its Charter)

         MASSACHUSETTS                                        04-2729042
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                              Identification
                                                                Number)

                                62 FOURTH AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 290-0710
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                       -----------------------------------

                              CRAIG NEWFIELD, ESQ.
                                 INTERLEAF, INC.
                                62 FOURTH AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 290-0710
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                       ----------------------------------

                                   COPIES TO:
                             DAVID H. MURPHREE, ESQ.
                         BROWN, RUDNICK, FREED & GESMER
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                               TEL: (617) 856-8200
                               FAX: (617) 856-8201

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

====================================================================================================
                                          CALCULATION OF REGISTRATION FEE
====================================================================================================
                             |   Amount   |     Proposed       |     Proposed       |  Amount Of   |
  Title of Each Class Of     |   To Be    |  Maximum Offering  | Maximum Aggregate  | Registration |
Securities To Be Registered  | Registered | Price Per Share(1) | Offering Price (1) |     Fee      |
-----------------------------|------------|--------------------|--------------------|--------------|
Common Stock, $.01 par value |   166,547  |      $24.969       |    $4,158,470      |    $1,156    |
====================================================================================================

 (1) Estimated solely for purposes of calculating the Registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Based on the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 20, 1999.

                          -----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

      PRELIMINARY PROSPECTUS DATED OCTOBER 22, 1999, SUBJECT TO COMPLETION

The information contained in this prospectus is not complete and the securities may not be sold until the related registration statement filed with the Securities and Exchange Commission or any applicable state securities commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

================================================================================


                                 INTERLEAF, INC.


                         166,547 SHARES OF COMMON STOCK



     This prospectus relates to the resale of 166,547 shares of the common stock of Interleaf. These shares are already outstanding and may be offered for sale from time to time for the accounts of the selling stockholders listed on page 8 of this prospectus.


     The common stock presently is traded on the Nasdaq National Market under the symbol "LEAF". On October 20, 1999, the last reported sale price of the common stock on the Nasdaq National Market was $25.875 per share.


     An investment in the common stock offered under this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 3.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.
     Any representation to the contrary is a criminal offense.




                THE DATE OF THIS PROSPECTUS IS OCTOBER __, 1999.




================================================================================

================================================================================


                                     SUMMARY


                                 ABOUT INTERLEAF

Interleaf and its subsidiaries develop and market software products used in the creation, publication, management and distribution of information and documents in electronic and paper form. Interleaf's software products enable customers to compose, edit, view, print, control, manage and distribute information and documents on a cost-effective and efficient basis.

Interleaf's core product line includes:

    o     electronic publishing;

    o     document management systems;

    o     intranet publishing; and

    o     content management software.

Interleaf also provides technical support and maintenance, consulting, custom application development, and implementation services to its customers.

         Interleaf's principal executive offices are located at 62 Fourth Avenue, Waltham, Massachusetts 02451, and its telephone number is (781) 290-0710.



SUMMARY OF THE OFFERING


Securities Offered:        166,547 shares of common stock.


Plan of Distribution:      The shares of common stock covered by this prospectus
                           may be offered from time to time by the selling stockholders. See "Plan of Distribution."


Trading: The common stock presently is traded on the Nasdaq National Market under the symbol "LEAF."



================================================================================

                                  RISK FACTORS

         The following risk factors should be carefully considered in evaluating Interleaf and its business.

INTERLEAF IS DEPENDENT ON THE SUCCESS OF ITS NEW E-CONTENT PRODUCTS AND
SERVICES.

         Interleaf's strategy for future growth depends upon the successful development, introduction and customer acceptance of new and improved products and services such as the content management products (called BladeRunnerTM) and related services being developed by the e-content company, a division of Interleaf. Content management refers to processes and technology which enable a business enterprise to create and package information content (such as text, graphics, documents and hyperlinks) from throughout an organization and its business partners as part of a dynamic, integrated web-based solution. There is a risk that the market for content management products and services may not grow, that Interleaf may not be successful in developing content management software, or that the marketplace may not accept Interleaf's software. Interleaf's new products are based on the "XML" language (eXtensible Markup Language). There are risks that this new technology will change, and as a result the new products will not meet market and customer requirements. There is also a risk that XML will be supplanted as the de facto standard in the content management market, and that BladeRunner will become obsolete or that Interleaf will be forced to migrate the product to a new technology.

INTERLEAF'S QUARTERLY OPERATING RESULTS MAY FLUCTUATE.

         Interleaf believes that period-to-period comparisons of its results of operations are not necessarily meaningful and that investors should not rely on them as indications of future performance because of the following factors:

    o Interleaf typically ships a substantial amount of its products in the final weeks, or even the final days, of each quarter;

    o The length of Interleaf's sales cycle makes it difficult to predict when Interleaf will receive license revenue; and

    o Any shortfall or delay in the recognition of revenue from even a limited number of software license transactions could cause significant variations in Interleaf's operating results from quarter to quarter because Interleaf's expenses are relatively fixed.

         These factors also increase the risk that Interleaf's results in some quarters will be below the expectations of stock analysts or investors. Such an "earnings surprise" frequently will result in a drop in the market price of a company's stock.

INTERLEAF FACES INTENSE COMPETITION IN BOTH THE TECHNICAL DOCUMENTATION AND CONTENT MANAGEMENT MARKETS FROM COMPETITORS WITH GREATER RESOURCES.

         The market for Interleaf's existing technical documentation products is very competitive, subject to rapid change and significantly affected by activities of other industry participants. Several competitors in that market have greater market penetration, greater name recognition, a larger installed base of customers and significantly greater financial, technical and marketing resources than Interleaf.

         While Interleaf has identified its primary existing competitors in the content management market, this market is still developing and subject to rapid change. As a result, new competitors may emerge very quickly, or very large companies such as Microsoft Corporation may decide to enter the market, presenting significant competitive challenges and causing turmoil in the market.

INTERLEAF NEEDS TO MAINTAIN A GOOD WORKING RELATIONSHIP WITH MICROSOFT, AND TO DEVELOP NEW RELATIONSHIPS WITH OTHER COMPANIES.

         Interleaf also needs to maintain a good working relationship with Microsoft Corporation, since many of Interleaf's products are designed to be accessed using Microsoft software such as Microsoft Word, Office, SQL Server and NT. Interleaf believes that market penetration and acceptance of its new content management products will depend significantly on developing relationships with companies that will promote, market, re-sell and integrate BladeRunner, including relationships with third party resellers, system integrators and other companies. Interleaf cannot guaranty that it will be able to develop and maintain these relationships.

INTERLEAF'S INTELLECTUAL PROPERTY HAS LIMITED PROTECTION; OTHERS COULD MISAPPROPRIATE INTERLEAF'S INTELLECTUAL PROPERTY AND INTERLEAF MAY NOT BE ABLE TO ENFORCE ITS RIGHTS; INTERLEAF'S INTELLECTUAL PROPERTY COULD INFRINGE ON RIGHTS OF OTHERS.

         Interleaf's success is heavily dependent upon the protection of its proprietary technology through a combination of copyrights, trademarks, patents, trade secrets and technical measures. There is the risk that Interleaf's attempts to protect its rights will not be adequate or that competitors may independently develop similar technology. Interleaf seeks to protect its software, documentation and other written materials primarily under trade secret and copyright laws, which afford only limited protection. The laws of some foreign countries do not provide the same level of protection to Interleaf's proprietary rights as do the laws of the United States. Policing unauthorized use of Interleaf's products is difficult. While Interleaf cannot determine the extent to which piracy of its software products exists, some software piracy can be expected.

         Interleaf is not aware that any of its products infringe the proprietary rights of third parties. However, in the future, third parties may claim that Interleaf's current or future products infringe on their proprietary rights. Claims of this type could be very time-consuming, result in costly litigation, cause product shipment delays or require Interleaf to enter into costly royalty or licensing agreements.

INTERLEAF'S FOREIGN SALES AND FINANCIAL RESULTS MAY FLUCTUATE BECAUSE OF CURRENCY EXCHANGE RATE FLUCTUATIONS.

         Interleaf generates sales primarily in U.S. dollars, British pounds, and Euros and incurs expenses principally in the same currencies. Fluctuations in the value of the U.S. dollar and foreign currencies have caused, and are likely to continue to cause, amounts translated into U.S. dollars to fluctuate in comparison with previous periods. Interleaf generally has not attempted to limit its foreign currency exposure through foreign currency exchange rate hedging transactions. Exchange rate fluctuations or other risks associated with international operations may have a material adverse affect on Interleaf's business, financial condition and results of operations. Interleaf's worldwide business operations also may be affected by changes in demand resulting from these currency exchange rate fluctuations, as well as by governmental controls and other risks associated with international sales (such as changes in various regulatory requirements, political and economic changes and disruptions, export/import controls, tariff regulations, difficulties in staffing and managing foreign sales and support operations, greater difficulties in trade accounts receivable collection, and possibly adverse tax consequences).

YEAR 2000 PROBLEMS COULD AFFECT INTERLEAF'S BUSINESS.

         Some computers, software, and other equipment include programming code in which calendar year data is abbreviated to only two digits. As a result of this design decision, some of the systems do not properly recognize a year that begins with "20" instead of "19". These problems are widely expected to increase in frequency and severity as the year 2000 approaches, and are commonly referred to as the "Millennium Bug" or "Year 2000 problem". Interleaf has made significant efforts to address its Year 2000 issues, as described in its Annual Report on Form 10-K for the fiscal year ended March 31, 1999. At this time, we have not identified any significant risks associated with its Year 2000 readiness, although there is a risk that unanticipated problems may arise. Any costs, which are not expected to be material, that are associated with compliance efforts are being funded out of cash flow from operations.

RECENT ACQUISITIONS HAVE RISKS.

         As part of its business strategy to acquire and develop new products and services, Interleaf acquired PDR Automated Systems and Publications, Inc., Horizon Interactive, Inc., Docu-Net, Inc. and the remaining outstanding capital of Interleaf Italia Srl and certain assets of Softquad and Texcel International AB during the past 13 months. The risks related to these acquisitions include, among others, the difficulty of assimilating the operations, information systems and personnel of the acquired businesses; difficulties in assimilating the acquired products into Interleaf's current and future products, sales force and sales channels; the risk that customers of the acquired businesses will react unfavorably to the acquisition and as a result Interleaf will not reap the benefits that it had expected; and difficulties in retaining and integrating employees of the acquired businesses.

                               RECENT DEVELOPMENTS

         The e-content company, a division of Interleaf, Inc., has recently commenced the development of a BladeRunner application which Interleaf believes has significant potential for growth. This new application, code named "XWAP," will make use of eXtensible Style Language (XSL) to enable a single copy of a customer's content residing in the company's content management product, BladeRunner, to be transformed and transmitted to any wireless or Internet device (such as a personal digital assistant, cell phone or electronic book), rendering that content in a fashion appropriate for the particular device. For example, while a PC supports frames, animated images, and high resolution color displays, a cell phone does not. XWAP will dynamically generate pages viewable and appropriate for the particular device to which the content is being distributed.

         The Company believes that over time, multi-device portals and Web sites will be a key growth area of the World Wide Web, and that this new XWAP BladeRunner application could become an important source of revenue for the Company. However, this application does not yet exist and the Company's efforts to develop, market and derive revenue from this application are subject to a variety of risks, including: the failure of the market for multi-device portals and Web sites to grow as expected; difficulties in designing and developing the application on time and with the required quality; changes in the XML and XSL language and standards or the emergence of new competing technologies; and the development of similar applications by other companies, including telecommunications companies, having far greater resources than Interleaf.

                           FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus and in the documents incorporated by reference are forward-looking. The following and similar expressions identify forward-looking statements:

    o     expects

    o     anticipates

    o     estimates

         Forward-looking statements include, but are not limited to, statements related to:

    o     Interleaf's plans, objectives, expectations and intentions;

    o the timing of, availability and functionality of products under development or recently introduced; and

    o     general economic conditions.


         Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under "Risk Factors." These forward-looking statements speak only as of the date of this prospectus, or in the case of forward-looking statements in documents incorporated by reference, as of the dates of those documents.

                                 USE OF PROCEEDS

         Interleaf will not receive any proceeds from the sale by the selling stockholders listed below of the shares of common stock offered under this prospectus.

                              SELLING STOCKHOLDERS

         The shares of common stock covered by this prospectus are being offered by those selling stockholders listed below. On August 31, 1998, Interleaf purchased all of the outstanding shares of PDR Automated Systems and Publications, Inc. pursuant to stock purchase agreements with Dona Ray, Davis Marksbury and Daniel Kloiber (referred to as "PDR selling stockholders"). The purchase price for the PDR shares under these agreements was payable in installments on August 31, 1998, February 28, 1999, March 31, 1999 and September 30, 1999. The installments payable in March and September of 1999 were payable in shares of Interleaf common stock having a then current market value substantially equal to the dollar amount of the installment payment obligation. On October 22, 1999, Interleaf issued 144,667 shares to the PDR selling stockholders as payment of the September 1999 installment.

         On September 29, 1999, Interleaf purchased all of the outstanding shares of Horizon Interactive, Inc. pursuant to a stock purchase agreement with Horizon, Steven Imke, Dale Chavez and Randy Welsch. The purchase price of the Horizon shares under this agreement was payable in installments on September 29, 1999, October 1, 2000 and October 15, 2000. The installments may be paid in shares of the common stock having a then current market value substantially equal to the cash amount of the installment. Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, Interleaf issued 16,879 shares to Steven Imke, Dale Chavez and Randy Welsch as payment of the September 1999 installment.

         On September 29, 1999, Interleaf purchased all of the outstanding shares of Docu-Net, Inc. pursuant to a stock purchase agreement with Docu-Net, Daniel Schweitzer and Larry Scott. The purchase price of the

Docu-Net shares under this agreement was payable in installments on September 29, 1999 and on or before October 3, 2000. The installments may be paid in shares of the common stock having a then current market value substantially equal to the cash amount of the installment. Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, Interleaf issued 5,000 shares to Daniel Schweitzer and Larry Scott as payment of the September 1999 installment.

         In connection with the PDR acquisition, each PDR selling stockholder entered into an agreement with Interleaf to assist in effecting a professional and smooth transition of the business operations of PDR to Interleaf. In particular, Dona Ray entered into an employment agreement with a term of one year and Davis Marksbury and Daniel Kloiber entered into consulting agreements with terms of three months. Prior to the PDR acquisition, the selling stockholders held the following offices at PDR: Ms. Ray held the offices of President and Chief Financial Officer, Mr. Marksbury held the office of Chairman of the Board and Mr. Kloiber held the offices of Vice President and Secretary.

         In connection with the Horizon acquisition, each Horizon selling stockholder entered into an agreement with Interleaf to become an Interleaf employee having sales and management responsibility for the Horizon business. Prior to the Horizon acquisition, Mr. Imke was a director and President, and Mr. Chavez was a director and Vice-President, of Horizon.

         In connection with the Docu-Net acquisition, Mr. Daniel Schweitzer entered into an agreement with Interleaf to become an Interleaf employee having sales and management responsibility for the Docu-Net business. Prior to the Docu-Net acquisition, Mr. Schweitzer was a director and Vice President, and Larry Scott was a director and the President of Docu-Net.

         Other than as just described, none of the selling stockholders has held any position or office or had any other material relationship with Interleaf during the past three years.

The following table sets forth:

o the number of shares of common stock beneficially owned by each of the selling stockholders as of October 21, 1999 (including any shares which that selling stockholder has the right to acquire within 60 days after October 21, 1999 by the exercise of options) after taking into account the shares of common stock issued as payment of the September 1999 purchase price installments for the PDR, Docu-Net and Horizon shares;

o the maximum number of shares of common stock that may be offered by the selling stockholder under this prospectus;

o the number of shares of common stock that will be beneficially owned by each selling stockholder assuming all of the shares that may be offered under this prospectus are sold; and

o the percentage of common stock owned after the offering if all of the shares that may be offered under this prospectus are sold.

         The information with regard to each selling stockholder provided in the table and footnotes below is based upon information provided to Interleaf by that selling stockholder.

                                                                         Number of Shares
                               Number of Shares        Maximum Number      Beneficially     Percentage of
       Name of              Beneficially Owned as     of Shares Being      Owned after       Class Owned
   Beneficial Owner          of October 21, 1999          Offered           Offering        After Offering
   ------------------       ---------------------     ---------------      ------------     --------------
   Dona D. Ray                      72,270                 72,270                 0               0%
   Davis L. Marksbury               65,984                 55,984            10,000               0%
   Daniel J. Kloiber                22,714                 16,414             6,300               0%
   Steven Imke                      13,503                 13,503                 0               0%
   Daniel Schweitzer                 2,500                  2,500                 0               0%
   Larry Scott                       2,500                  2,500                 0               0%
   Dale J. Chavez                    1,688                  1,688                 0               0%
   Randy Welsch                      1,688                  1,688                 0               0%

                              PLAN OF DISTRIBUTION

         We are registering all of the shares on behalf of the selling stockholders. "Selling stockholders," as used in this prospectus, includes donees, pledgees, transferees or other successors in interest selling shares received from a named selling stockholder after the date of this prospectus.

         The selling stockholders may sell their shares from time to time. The selling stockholders will act independently of Interleaf in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more markets at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

    o purchases by a broker-dealer as principal and the resale by such broker or dealer for its account pursuant to this prospectus,

    o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

    o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

    o an over-the-counter distribution in accordance with the rules of the NASDAQ National Market,

    o     in privately negotiated transactions,

    o in put or call option transactions or short sales related to the shares, and

    o for shares that qualify for resale under Rule 144 of the Securities Act, under that rule rather than this prospectus.

         Selling stockholders may make sales directly to purchasers or through broker-dealers. If making sales through broker-dealers, those broker-dealers may in turn arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

         In addition, if any selling stockholder is an affiliate of a broker-dealer, and sells its shares prior to one year after acquiring those shares then, in the view of the SEC staff, that selling stockholder is an underwriter and may only sell stock under this prospectus if Interleaf is eligible to use Form S-3 for a sale of stock by it. As of the date hereof, Interleaf is eligible to use Form S-3 for a sale of stock by it.

         In connection with sales of the shares, the selling stockholders may enter into hedging transactions with financial institutions, including broker-dealers. In connection with those transactions, those financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out their short positions. The selling stockholders may also enter into option or other transactions with financial institutions which require the delivery to those financial institutions of shares offered by this prospectus. The financial institution may then resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a financial institution, and, upon a default, the financial institution may make sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders may agree to indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities, including liabilities arising under the Securities Act.

         To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. If Interleaf is notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required under the Securities Act, disclosing (i) the name of each selling stockholder and of the participating broker-dealers(s), (ii) the number of shares involved,
(iii) the price at which the shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers(s), where applicable,
(v) that the broker-dealer(s) did not conduct any investigation to verity the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon Interleaf being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

         In order to comply with the securities law of certain states, shares sold in those states must be sold only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or unless the seller complies with an exemption.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

         Except as provided herein, Interleaf has agreed to pay all expenses incident to the offer and sale of the common stock offered by the selling stockholders under this prospectus. Interleaf estimates such expenses to be approximately $33,656. The selling stockholders will pay all selling commissions, brokerage fees and related expenses.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

        1.    Annual Report on Form 10-K for the fiscal year ended March 31,
              1999;

        2. Quarterly Report on Form 10-Q and the amendments thereto for the fiscal quarter ended June 30, 1999;

        3.    Current Report on Form 8-K filed on August 17, 1999; and

        4. The description of Interleaf's common stock contained in the registration statement on Form 8-A filed on June 11, 1986, including all amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings at no cost, by writing or telephoning our General Counsel at the following address:

              Interleaf, Inc.
              62 Fourth Avenue
              Waltham, Massachusetts 02451
              (781) 290-0710

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby has been passed upon for Interleaf by Craig Newfield, Esq., General Counsel of Interleaf.

                                     EXPERTS

         The financial statements as of and for the year ended March 31, 1999 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Interleaf, Inc. as of and for the two years ended March 31, 1998 appearing in Interleaf, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

This prospectus is part of a registration
statement that we filed with the SEC. You        INTERLEAF, INC.
should rely only on the information or
representations provided in this
prospectus. We have authorized no one to
provide you with different information.
We are not making an offer in any                166,547 SHARES OF COMMON STOCK
jurisdiction where the offering is not
permitted.


                                                 PROSPECTUS



                                                 OCTOBER __, 1999




            TABLE OF CONTENTS              PAGE

Summary...................................   2
Risk Factors..............................   3
Recent Developments.......................   5
Forward Looking Statements................   6
Use of Proceeds...........................   6
Selling Stockholders......................   6
Plan of Distribution......................   8
Where You Can Find More Information.......  10
Legal Matters.............................  10
Experts...................................  10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities registered hereby. All amounts are estimated except the SEC and Nasdaq filing fee. Costs of issuance and distribution will be borne by the Registrant as follows:

           SEC Registration Fee                  $  1,156
           Nasdaq Listing Fee                    $ 17,500
           Accounting Fees and Expenses          $  2,500 *
           Legal Fees and Expenses               $  7,500 *
           Miscellaneous                         $  5,000 *
                                                 --------
                 Total                           $ 33,656
                                                 ========

*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Section 67 of the Massachusetts Business Corporation Law permits indemnification of present and former directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote, or (iv) in the case of officers who are not directors, by the Board of Directors, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.
Section 67 also provides that the absence of any express provision for indemnification shall not limit any right of indemnification existing independently of such Section.


         (b) Article V of Interleaf's By-laws provides that Interleaf shall, to the extent legally permissible, indemnify each former or present director or officer against all liabilities and expenses imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer; provided that Interleaf shall provide no indemnification with respect to any matter as to which any such person shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of Interleaf. If any such action is disposed of, on the merits or otherwise, without the disposition being adverse to the director or officer and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of Interleaf, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made as of right unless after investigation (a) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (b) by written opinion of independent legal counsel (who may be regular counsel of Interleaf), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by any interested directors or officers), it shall be determined by clear and convincing evidence that such person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Interleaf. Indemnification may include advancement of expenses of defending an action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under Article V. Article V also provides that the right of indemnification provided therein is not exclusive of and does not affect any other rights to which any director or officer may be entitled under any agreement, statute, vote of stockholders or otherwise. The Company's obligation to indemnify under Article V shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage.

         (c) The Company has entered into an Agreement to Defend and Indemnify with each of its officers and directors. Pursuant to these agreements, Interleaf has agreed, to the extent legally permissible, to indemnify such person against all losses (including, without limitation, judgments, fines and penalties) and expenses (including, without limitation, amounts paid in settlement and counsel fees and disbursements) incurred by such person in connection with or as a result of any claim, action, suit or other proceeding, civil or criminal, or appeal related thereto, in which he may be involved by reason of his having been a director or officer or by reason of any action taken or not taken in his capacity as director or officer; provided that no indemnification shall be provided with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his action was in the best interests of Interleaf. If any such claim, action, suit or proceeding is disposed of, on the merits or otherwise, without the disposition being adverse to such person, without a plea of guilty or NOLO CONTENDRE and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of Interleaf, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made upon a determination that such person's conduct was in good faith and in the reasonable belief that his action was in the best interests of Interleaf by
(a) a quorum of disinterested directors, or (b) independent legal counsel (who may be regular counsel of Interleaf), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by an interested directors or officer). Expenses may be advanced by Interleaf prior to any final disposition of any such action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the Agreement. Such Agreements provide that the right of indemnification provided therein is in addition to any rights to which any person concerned may be entitled by other agreements or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of the indemnified person. The rights of indemnification provided in such Agreements are in addition to any rights under any insurance policy in effect, provide that to the extent any claim is covered by any such insurance policy, Interleaf will provide coverage after the full coverage of the insurance policy is exhausted or otherwise unavailable.

         (d) Article 6D of Interleaf's Articles of Organization provides that, to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, a director of Interleaf shall not be personally liable to Interleaf or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary as a director, except for (i) any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) improper issuances of stock or unauthorized distributions to stockholders, or (iv) any transaction in which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

The exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement on Form S-3.

ITEM 17. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Not applicable.

         (d) Not applicable.

         (e) Not applicable.

         (f) Not applicable.

         (g) Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (i) Not applicable.

         (j) Not applicable.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Waltham, Commonwealth of Massachusetts, on October 22, 1999.

                                       INTERLEAF, INC.

                                       By:  /s/ Jaime W. Ellertson
                                            -----------------------------
                                            Jaime W. Ellertson, President
                                            and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                                            DATE
---------                             -----                                            ----
    /s/ Jaime W. Ellertson            President and Chief Executive Officer,           October 22, 1999
-------------------------------         and Chairman of the Board of Directors
    Jaime W. Ellertson                  (Principal Executive Officer)


    /s/ Peter J. Rice                 Vice President of Finance and Administration,    October 22, 1999
-------------------------------         Chief Financial Officer and Treasurer
    Peter J. Rice                       (Principal Financial and Accounting Officer)


    /s/ Frederick B. Bamber           Director                                         October 22, 1999
-------------------------------
    Frederick B. Bamber


    /s/ David A. Boucher              Director                                         October 22, 1999
-------------------------------
    David A. Boucher


    /s/ Rory J. Cowan                 Director                                         October 22, 1999
-------------------------------
    Rory J. Cowan


    /s/ Marcia J. Hooper              Director                                         October 22, 1999
-------------------------------
    Marcia J. Hooper


    /s/ John A. Lopiano               Director                                         October 22, 1999
-------------------------------
    John. A. Lopiano

EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION OF EXHIBIT
------     ----------------------
 3.1 Restated Articles of Organization of Interleaf, as amended (Filed as the applicable exhibit to Interleaf's Report on Form 10-Q for the fiscal quarter ended September 30, 1997)*

 3.2 By-Laws of Interleaf, as amended (Filed as the applicable exhibit to Interleaf's Annual Report on Form 10-K for the fiscal year ended March 31, 1994)*

 4.1 Specimen Certificate for shares of Interleaf's common stock (Filed as the Exhibit 4.01 to Interleaf's Annual Report on Form 10-K for the fiscal year ended March 13, 1999)*

 4.2        Stock Purchase Agreement by and among Interleaf, PDR and Donna D.
            Ray, with variable information for otherwise identical agreements with Messrs. Marksbury and Kloiber (Filed as Exhibit 10.1 to Interleaf's Current Report on Form 8-K, dated September 24, 1998)*

 5.1        Legal Opinion of Craig Newfield, Esq.**

10.1 Stock Purchase Agreement among Interleaf, Horizon Interactive, Inc., and Steven Imke, Dale J. Chavez and Randy Welsch, dated September 29, 1999 *

10.2 Stock Purchase Agreement among Interleaf, Docu-Net, Inc., and Daniel Schweitzer and Larry Scott, dated September 29, 1999 *

23.1        Consent of PricewaterhouseCoopers LLP **

23.2        Consent of Ernst & Young LLP**

23.3        Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)**

24 Power of Attorney (contained on Signature Page of this registration statement)*

---------------
   * Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

  **        Filed herewith.